AMENDMENT TO THE CUSTODIAN AGREEMENT BETWEEN THE ADVISORS' INNER CIRCLE FUND II
           AND BROWN BROTHERS HARRIMAN & CO. DATED NOVEMBER 25, 2014


THIS AMENDMENT to the custodian agreement between Advisors' Inner Circle Fund II (the "Trust"), acting on behalf of one or more of its series listed in Schedule 1 attached thereto and Brown Brothers Harriman & Co. ("BBH&Co." or the "Custodian") dated November 25, 2014, as amended (the "Agreement") is made as of August 27, 2015 (the "Amendment").

                              W I T N E S S E T H:

WHEREAS, the Trust and the Custodian have entered into the Agreement and the parties now wish to amend the Agreement to add additional series of the Trust to
Schedule 1 of the Agreement; and

WHEREAS, the Agreement may be amended by written agreement of both the Trust and the Custodian;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Trust and the Custodian hereby agree, as follows:

     1. Champlain Emerging Markets Fund shall be added to the Agreement as a new Fund (as defined in the Agreement) and hereinafter shall also be included when a reference to "Fund" is made in this Amendment or the Agreement, as applicable. Schedule 1 to the Agreement is hereby deleted in its entirety and replaced by Schedule 1 attached hereto.

     2. Except as amended hereby, all other provisions in the Agreement shall remain the same.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.                 THE ADVISORS' INNER CIRCLE FUND II


By:  __________________________________       By: ___________________________
Name:                                         Name:
Title:                                        Title:

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                                   SCHEDULE I
                                       TO
  THE CUSTODIAN AGREEMENT BETWEEN THE ADVISORS' INNER CIRCLE FUND II AND BROWN
                BROTHERS HARRIMAN & CO. DATED NOVEMBER 25, 2015


                      LIST OF FUNDS AS OF AUGUST 27, 2015

Westfield Capital Large Cap Growth Fund
Westfield Capital Dividend Growth Fund
R Squared International Equity Fund
Kopernik Global All-Cap Fund
Kopernik International Fund
RQSI Small Cap Hedged Equity Fund
Champlain Emerging Markets Fund